UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report June 18, 2018
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 18, 2018, Kingstone Companies, Inc. (the "Company") adopted the Kingstone Companies, Inc. Deferred Compensation Plan (the "Plan").  The Plan is effective as of June 18, 2018.  The Plan is a deferred compensation plan for a select group of management or highly compensated employees and certain independent contractors.
Pursuant to the Plan, and subject to applicable tax laws, eligible participants generally may elect to defer up to 75% of their base compensation and up to 100% of bonuses, commissions and other compensation.  In addition to elective deferrals, the Plan permits the Company to make discretionary (including matching) contributions to eligible participants.  Participants may elect to receive payment of their vested account balances in a single cash payment or in annual installments for a period of up to ten years.  A participant's account will become 100% vested if, while employed by the Company, he or she dies or becomes disabled or there is a Change in Control (as defined in the Plan) of the Company.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     10.1 Kingstone Companies, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: June 19, 2018	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer